EXHIBIT 99.1
INSULET CORPORATION ANNOUNCES
PRIVATE OFFERING OF $65 MILLION OF
CONVERTIBLE SENIOR NOTES
BEDFORD, MASS., June 10, 2008 — Insulet Corporation (the “Company”) (NASDAQ: PODD) announced today that it has commenced an offering of $65 million in aggregate principal amount of convertible senior notes due 2013 (the “notes”) through an offering to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended. The Company expects to grant the initial purchasers an option to purchase up to an additional $10 million in aggregate principal amount of notes solely to cover over-allotments, if any.
The notes will be convertible under certain circumstances into cash up to their principal amount and shares of the Company’s common stock for the remainder, if any, of the conversion value in excess of such principal amount. The interest rate, conversion rate and other terms of the notes will be determined by negotiations between the Company and initial purchasers of the notes.
The Company will use the net proceeds from the offering to repay and terminate its outstanding term loan and for general corporate purposes.
This notice does not constitute an offer to sell or a solicitation of an offer to buy securities. Any offers of the notes will be made only by means of a private offering memorandum. The notes and any common stock of the Company issuable upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.
Forward-Looking Statement
This press release contains forward-looking statements concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed offering, the over-allotment option and the use of proceeds from the proposed offering. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s dependence on the OmniPod System; the Company’s ability to achieve and maintain market acceptance of the OmniPod System; potential manufacturing problems, including damage, destruction or loss of any of the Company’s automated assembly units or difficulties in implementing its automated manufacturing strategy; potential problems with sole source or other third-party suppliers on which the Company is dependent; the Company’s ability to obtain favorable reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod; potential adverse effects resulting from competition with competitors; technological innovations adversely affecting the Company’s business; potential termination of the Company’s license to incorporate a blood glucose meter into the OmniPod System; the Company’s ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the OmniPod System; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into the Company’s practices under these laws; product liability lawsuits that may be brought against the Company; unfavorable results of clinical studies relating to the OmniPod System or the products of the Company’s competitors; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the Company’s products; the Company’s ability to attract and retain key personnel; the Company’s ability to manage its growth; risks associated with potential future acquisitions; the Company’s ability to successfully maintain effective internal controls; and other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 and its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
Contact:
Stephanie Marks for Insulet Corporation
ir@insulet.com
877-PODD-IR1 (877-763-3471)